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EXHIBIT 5.1

LEGAL OPINION

[LETTERHEAD OF THELEN REID & PRIEST LLP]

        October 19, 2004

Artemis International Solutions Corporation
4041 MacArthur Boulevard
Suite 260
Newport Beach, CA 92660

        Re:    Registration Statement On Form S-1

Ladies and Gentlemen:

        We have acted as counsel to Artemis International Solutions Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation of a Registration Statement on Form S-1 No. 333-117487 (the "Initial Registration Statement") filed on July 19, 2004 and Amendment No. 1 filed on August 24, 2004 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 2 thereto to be filed on or about the date hereof ("Amendment No. 2" and together with the Initial Registration Statement the "Registration Statement"), relating to the registration of (i) 5,113,635 shares of the Company's common stock, par value $.001 per share (the "Common Stock") issuable upon the conversion of the Company's Series A Convertible Preferred Stock, par value $.001 per share ("Preferred Shares") and (ii) up to 1,833,858 shares of Common Stock issuable upon the exercise of (x) the Initial Warrants and (y) the Additional Warrants (collectively, the "Warrants"), [Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Registration Statement.]

        We have examined originals, copies, certified or otherwise identified to our satisfaction: (i) the Registration Statement, (ii) the Certificate of Incorporation and the By-Laws of the Registrant, each as amended to date, (iii) resolutions of the Registrant's Board of Directors, and (iv) such documents, records, agreements, proceedings and legal matters as we have deemed necessary or advisable for the purpose of this opinion. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

  1.
  The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

  2.
  The shares of Common Stock included in the Registration Statement to be issued upon the conversion of the Preferred Shares will be duly authorized and validly issued, and fully paid and non-assessable when the Preferred Shares are duly converted in accordance with the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock.

  3.
  The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Warrants will be duly authorized and validly issued, and fully paid and non-assessable when such Warrants are duly exercised and the exercise price is paid for the shares of Common Stock underlying such Warrants in accordance with the terms of the respective warrant certificates.

        The opinion expressed in the above paragraph 1 is given solely on the basis of a certificate of the Secretary of State of the State of Delaware. The opinion is limited to the meaning ascribed to such certificate by the Secretary of the State of Delaware and applicable law.

        The opinions and other matters in this letter are qualified in their entirety and subject to the following:

  1.
  We have assumed the valid conversion of the Preferred Shares and Warrants, each as contemplated by and in conformity with, the Registration Statement.

  2.
  We are members of the Bar of the State of New York and this opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion concerning the law of any other jurisdiction.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission there under.

        This opinion is rendered solely for your benefit in connection with the matters addressed herein. Except as stated in the immediately preceeding paragraph, without prior consent, this opinion may not be relied upon by you for any purpose or furnished or quoted to, or relied upon by any person or entity for any purpose.

Very truly yours,
/s/ THELEN REID & PRIEST LLP

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LEGAL OPINION